Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:                Anu Ahluwalia

                               (212) 299-2439

NYMEX CHAIRMAN WILL NOT SEEK RE-ELECTION

NEW YORK, March 20, 2006 -- NYMEX Holdings, Inc. (NYMEX) announced today that Chairman Mitchell Steinhause has informed the Board of Directors that he will not seek re-election.

Mr. Steinhause has been a member of the Exchange since 1975 and a Board member for 14 years, including two years as Chairman and four years as Vice Chairman.

Under his leadership, NYMEX solidified its position as the world's largest and most important physical commodities exchange.  During his chairmanship, revenue, seat prices and volumes all rose to record levels, and the Exchange launched strategic international initiatives in London and Dubai.  Most recently, Mr. Steinhause spearheaded the transaction in which General Atlantic invested $160 million for a 10% equity stake in NYMEX, which was overwhelmingly approved by NYMEX shareholders earlier this month.

"I am very proud of what this leadership team has accomplished over the past several years and I am pleased with the direction in which NYMEX is headed," said Mr. Steinhause.  "I intend to remain an active member on the floor of the Exchange and I look forward to contributing to its future success in that capacity."

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Forward Looking and Cautionary Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to our future performance, operating results, strategy, and other future events. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, and similar words and terms, in connection with any discussion of future results.  Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in forward-looking statements.  In particular, the forward-looking statements of NYMEX Holdings, Inc., and its subsidiaries are subject to the following risks and uncertainties: the success and timing of new futures contracts and products; changes in political, economic, or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including without limitation, actions by the Commodity Futures Trading Commission; and terrorist activities and international hostilities, which may affect the general economy as well as oil and other commodity markets.  We assume no obligation to update or supplement our forward-looking statements.